UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

Fidelity National Information Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-16427	37-1490331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Riverside Avenue Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 438-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Ninth Amendment and Restatement of Credit Agreement

On November 6, 2025, Fidelity National Information Services, Inc. (the “Company” or “FIS”), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto entered into a Ninth Amendment and Restatement Agreement, dated as of November 6, 2025 (the “Credit Facility Amendment”), which amends and restates the Company’s existing credit agreement (as amended, the “Restated Credit Agreement”). The Credit Facility Amendment has revolving credit commitments outstanding of $6.0 billion. The term of the Restated Credit Agreement expires on September 27, 2029.

The Company’s obligations under the Restated Credit Agreement are on an unsecured basis. The proceeds of any borrowings under the Restated Credit Agreement will be used to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries (including refinancing of upcoming maturing debt).

The Restated Credit Agreement contains customary covenants restricting, among other things, the incurrence of indebtedness, certain restricted payments and use of proceeds.

The foregoing descriptions of the Credit Facility Amendment and the Restated Credit Agreement are qualified in their entirety by reference to the actual terms of such documents, copies of which are attached as Exhibit 10.1 (with respect to the Credit Facility Amendment and, through its Annex A, the Restated Credit Agreement and its exhibits and schedules) to this report and are incorporated by reference into this Item 1.01.

Revolving Credit Agreement

On November 6, 2025, FIS, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto entered into a Revolving Credit Agreement, dated as of November 6, 2025 (the “Revolving Credit Agreement”). The Revolving Credit Agreement has revolving credit commitments outstanding of $1.0 billion. The term of the Revolving Credit Agreement expires on June 15, 2027. The other terms of the Revolving Credit Agreement are substantially similar to those contained in the Restated Credit Agreement.

The Company’s obligations under the Revolving Credit Agreement are on an unsecured basis. The proceeds of any borrowings under the Revolving Credit Agreement will be used to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries (including refinancing of upcoming maturing debt).

The Revolving Credit Agreement contains customary covenants restricting, among other things, the incurrence of indebtedness, certain restricted payments and use of proceeds.

The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the actual terms of such agreement, a copy of which is attached as Exhibit 10.2 to this report and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Ninth Amendment and Restatement Agreement, dated as of November 6, 2025, by and among FIS, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, including the form of the Ninth Amended and Restated Credit Agreement attached as Annex A thereto.

10.2	Revolving Credit Agreement, dated as of November 6, 2025, by and among FIS, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2025	Fidelity National Information Services, Inc. (Registrant)

	By:	/s/ Caroline Tsai
	Name:	Caroline Tsai
	Title:	Corporate Executive Vice President, Chief Legal and Corporate Affairs Officer and Corporate Secretary